• • • • 1 Results for 1Q23 are unaudited. 2 A$ to US$ exchange rate of $0.6697 as of 31 March 2023.

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sezzle
The way forward.

16 May 2023

ASX RELEASE

Company Announcements Platform

First-Quarter 2023 Results

Sezzle Inc. (**ASX:SZL**) (**Sezzle** or **Company**) // **Sezzle**, a leader in the payments industry, is pleased to provide the market with an update on key financial metrics for the quarter ended 31 March 2023.[1]

"We are extremely pleased with our operational performance in recent quarters and how we are positioned," stated Charlie Youakim, Sezzle's Executive Chairman and CEO. *"We continue to see revenue growth while improving our unit economics and cost efficiencies. We also expect to layer on a number of additional revenue-driving initiatives before the end of the 3rd quarter, adding to the improvements we began in early 2022."*

First Quarter 2023 Highlights:

- Total Income for 1Q23 rose 25.5% YoY to US$34.7 million (A$51.8 million[2]) from US$27.6 million (A$41.3 million) representing 9.4% of Underlying Merchant Sales (**UMS**), a new quarterly high despite the seasonal QoQ decline in UMS from the 4Q22 holiday period. Total Income improved YoY due to the on-going adoption of Sezzle Premium and additional FY22 revenue initiatives.
- Weekly volume through Sezzle's marketplace averaged 30% of total volume per week during the quarter, compared to 13% in the prior year's first quarter.
- 1Q23 UMS declined 17.9% YoY to US$369.8 million as a result of FY22 strategic initiatives such as, renegotiating and/or offboarding unprofitable merchants and credit-risk improvements (e.g., Prophet Model) as well as competition.
- For the second quarter in a row, Total Income less Transaction Related Costs set a new quarterly high as it reached US$21.4M in 1Q23 and similarly, unit economic margin, measured against UMS and Total Income reached a new peak level of 5.8% and 61.6%, respectively.

[1] Results for 1Q23 are unaudited.
[2] A$ to US$ exchange rate of $0.6697 as of 31 March 2023.

- Sezzle achieved profitability for the third quarter in a row in 1Q23, with Net Income increasing to US$1.7 million from the Company's historic low of US$28.0 million Net Loss in the prior comparable period as a result of a positive US$29.7 million turnaround. In addition to the Company's FY22 revenue and cost initiatives including the growth of Sezzle Premium, a significant portion of the YoY improvement was attributable to the reduction in the Provision for Credit Losses.
    - The Provision for Credit Losses in 1Q23 fell to a new quarterly low of 0.5% of UMS from 2.3% in 1Q22. Effective January 1, 2023, the Company adopted accounting guidance (i.e., ASU No. 2016-13) which requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates, including an estimate for forecasted recoveries.
    - The new quarterly record was attributable to the continuous improvement of the Company's proprietary underwriting model launched in 2022 (i.e., Prophet Model) and 2022 originated receivables outperforming the Company's expectations, resulting in a benefit being recognized during 1Q23.
- The combination of top-line growth, improved unit economics, and a more efficient operating structure led to positive Non-GAAP Adjusted EBTDA and Adjusted EBITDA for the third-straight quarter in 1Q23 to US$4.9 million and US$8.3 million, respectively. Adjusted EBTDA and Adjusted EBITDA each improved by over US$24.0 million compared to 1Q22.

Next Round of Initiatives:

- As announced in the 4Q22 Earnings' release, the Company has identified and is making progress on an additional US$10.0 million in initiatives to be launched beginning in 3Q23, with benefits expected to accrue to the Company over the next 12 to 18 months. The initiatives are grouped into three buckets and are mostly focused on driving top-line growth:
    - Product Innovation (e.g., pay anywhere card product);
    - Feature Monetization (e.g., affiliate payment models and pay-per-click placement in Sezzle app); and
    - Partnerships (e.g., bank partnership).

Capital Position:

- As of 31 March 2023, Sezzle had total cash on hand of US$60.6 million, consisting of US$59.0 million of bank balances and US$1.5 million of restricted cash, and US$59.8 million drawn on its US$100 million credit facility.
- The reduction in total cash on hand of US$8.9 million during the first quarter was primarily driven by the paydown on the Company's line of credit and decrease in the Merchant Accounts Payable.
- At the end of 31 March 2023, notes receivable (net) and merchant accounts payable amounted to $84.8 million and $65.3 million, respectively. The Merchant Interest Program represented $51.3 million of the Merchant Accounts Payable balance.

Update on U.S. Listing and FORUS Removal

- Effective May 8, 2023, the FORUS designation was removed from the Company's CDIs. U.S. investors may now acquire Sezzle CDIs on the ASX, which was previously prohibited outside of certain narrow exceptions.
- The Company filed a charter amendment in Delaware on May 11 (US time). Key dates include:
    - May 17 (AU time): Record Date for CDI split
    - May 18 (AU time): 1st date to register trading on fully post-split basis
- In the coming weeks, the Company will work on the remaining components of the listing process in anticipation of listing in the U.S. by the end of 2Q23. Remaining components include:
    - Amendment to Form S-1 Resale Registration Statement to be filed with U.S. Securities & Exchange Commission
    - Final deliveries for Nasdaq listing application
    - Coordination with U.S. market participants in anticipation of Nasdaq listing

April 2023 Monthly Update:

- Total Income increased 19.1% YoY to US$11.5 million, representing 9.2% of UMS.
- Average daily UMS is down approximately 8.9% in May (through 12 May 2023) compared to April 2023.
- Sezzle achieved profitability in April, posting Net Income (a GAAP measure) of US$45.1 thousand relative to Net Loss of US$4.5 million in the year prior.

- Adjusted EBTDA and Adjusted EBITDA (non-GAAP measures) for the month remained positive at US$0.9 million and US$2.1 million, respectively.
- Sezzle Premium has over 154,000 active subscribers (12 May 2023).

Quarterly Conference Call

The management team will host a conference call to discuss the quarterly earnings with investors on 16 May 2023, at 10:30 am (Sydney time).

Participants can register for the conference call by navigating to:
https://s1.c-conf.com/diamondpass/10030758-c6lex0.html

Please note that registered participants will receive their dial in number upon registration.

Investors are encouraged to submit any questions in advance of the call by emailing them to: Investorrelations@sezzle.com.

This announcement has been approved by the Company's Executive Chairman and CEO, Charlie Youakim, on behalf of the Sezzle Inc. Board.

sezzle
The way forward.

Appendix — Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Total Income to Total Income less Transaction Related Costs

	For the three months ended	
(in $US thousands)	March 31, 2023	March 31, 2022
Total income	**$ 34,673**	**$ 27,634**
Less: Transaction related costs		
Transaction expense	(8,239)	(11,794)
Provision for credit losses	(1,694)	(10,466)
Net interest expense	(3,377)	(1,615)
Write-off of unamortized debt issuance costs	-	-
Transaction related costs	**(13,310)**	**(23,875)**
Total income less transaction related costs	**$ 21,364**	**$ 3,759**

Reconciliation of Net Loss to Adjusted EBTDA and Adjusted EBITDA

	For the month ended	For the three months ended	
(in $US thousands)	April 30, 2023	March 31, 2023	March 31, 2022
Net income (loss)	**$ 45**	**$ 1,725**	**$ (27,989)**
Depreciation and amortization	65	201	224
Income tax expense	6	12	21
Equity and incentive-based compensation	807	2,645	3,731
Other income and expense, net	118	(113)	228
Merger-related costs	-	-	4,405
Reimbursement of merger-related costs	-	-	-
Write-off of unamortized debt issuance costs	-	-	-
Loss on extinguishment of line of credit	-	-	-
Fair value adjustment on warrants	(183)	420	-
Adjusted EBTDA	**$ 859**	**$ 4,889**	**$ (19,379)**
Net interest expense	1,280	3,377	1,615
Adjusted EBITDA	**$ 2,139**	**$ 8,265**	**$ (17,764)**

Contact Information

For more information about this announcement:

Lee Brading, CFA
Investor Relations
+651 240 6001
InvestorRelations@sezzle.com

Justin Clyne
Company Secretary
+61 407 123 143
jclyne@clynecorporate.com.au

Erin Foran
Media Enquiries
+651 403 2184
erin.foran@sezzle.com

About Sezzle Inc.

Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle's payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle's transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement (the "Announcement") contains summary information about the activities of Sezzle as at the date of this Announcement. The information in this Announcement is of a general nature and does not purport to be complete and the information in the Announcement remains subject to change without notice. Also, the information in the Announcement should not be relied upon as advice to potential investors or current shareholders. This Announcement has been prepared without taking into account the objectives, financial situation or needs of any particular prospective investor or current shareholder. Before making an investment decision, prospective investors and current shareholders should consider the appropriateness of the information having regard to their own objectives, financial situation and needs and seek appropriate advice, including financial, legal and taxation advice appropriate to their jurisdiction. The Announcement also includes information regarding our market and industry that is derived from publicly available third-party sources that have not been independently verified by Sezzle.

This Announcement is not a disclosure document under Australian law. Accordingly, this Announcement should not be relied upon as advice to prospective investors or current shareholders and does not take into account the investment objectives, financial situation or needs of any particular shareholder or investor.

This Announcement contains certain "forward-looking statements" within the meaning of the US federal securities laws including, but not limited to, statements regarding our anticipated new products, our ability to gain future market share, our timeline and intentions relating to operations in international markets, our strategy, our future operations, our financial position, our estimated revenues and losses, our projected costs, our prospects, and the plans and objectives of management. These forward-looking statements are generally identified by the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" or similar expressions. These forward-looking statements are subject to a number of risks and uncertainties, including those set out in this Announcement, but not limited to: (i) impact of the "buy-now, pay-later" ("BNPL") industry becoming subject to increased regulatory scrutiny; (ii) impact of operating in a highly competitive industry; (iii) impact of macro-economic conditions on consumer spending; (iv) our ability to increase our merchant network, our base of consumers and Underlying Merchant Sales ("UMS"); (v) our ability to effectively manage growth, sustain our growth rate and maintain our market share; (vi) our ability to meet additional capital requirements; (vii) impact of exposure to consumer bad debts and insolvency of merchants; (viii) impact of the integration, support and prominent presentation of our platform by our merchants; (ix) impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; (x) impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; (xi) impact of the loss of key partners and merchant relationships; (xii) impact of exchange rate fluctuations in the international markets in which we operate; (xiii) our ability

to protect our intellectual property rights; (xiv) our ability to retain employees and recruit additional employees; (xv) impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; (xvii) our ability to achieve our public benefit purpose and maintain our B Corporation certification; and (xviii) the other factors identified in the "Risk Factors" section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 28, 2023 and subsequent quarterly reports on Form 10-Q. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Nevertheless, and despite the fact that management's expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect our actual performance. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this Announcement.

This Announcement has been prepared in good faith, but no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness, correctness, reliability or adequacy of any statements, estimates, opinions or other information, or the reasonableness of any assumption or other statement, contained in the Announcement (any of which may change without notice).

All financial figures are expressed in U.S. dollars unless otherwise stated.

In addition to financial measures presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), this Announcement includes certain financial information, including Underlying Merchant Sales ("UMS"), Active Consumers and Active Merchants, which has been provided as supplemental measures of operating performance that are key metrics used by management to assess Sezzle's growth and operating performance. In particular, UMS is a key operating metric in assessing the volume of transactions that take place on the Sezzle Platform, which is an indicator of the success of Sezzle's merchants and the strength of the Sezzle Platform. Sezzle also use these operating metrics in order to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. UMS, Active Consumers and Active Merchants do not represent revenue earned by Sezzle, are not components of Sezzle's income or included within Sezzle's financial results prepared in accordance with GAAP. The UMS, Active Consumers and Active Merchants financial measures used by Sezzle may differ from the non-U.S. GAAP financial measures used by other companies.

No Offer or Solicitation

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to another available exemption.

Non-GAAP Financial Measures

To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), we present the following non-GAAP financial measures: Total income less transaction related costs;

adjusted earnings before taxes, depreciation, and amortization ("Adjusted EBTDA"); and adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA"). Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the company and investors are as follows:

- Total income less transaction related costs is defined as GAAP total income less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less non-recurring charges as detailed in the reconciliation table of total income less transaction related costs to GAAP total income. We believe that total income less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform;

- Adjusted EBTDA is defined as GAAP net income (loss), adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive—based compensation, and merger-related costs as detailed in the reconciliation table of adjusted EBTDA to GAAP net income (loss) below. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges that may not directly correlate to the underlying performance of our business.

- Adjusted EBITDA is defined as GAAP net income (loss), adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive—based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income (loss) to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

- Total income less transaction related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring expenses.

- Adjusted EBTDA and adjusted EBITDA exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive—based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, such as merger-related costs (which are comprised of legal fees in connection with our terminated proposed merger with Zip Co Limited) and reimbursements for such merger-related costs, which have a significant impact on our working capital and cash.

- Adjusted EBITDA excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.

- Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
- These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
- Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
- Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income (loss) and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.